EXHIBIT 99.1

Tandy Brands Announces Restructuring Plan

Significantly Reduces SG&A

Exits Non-Core Product Categories

DALLAS, July 6, 2011 (GLOBE NEWSWIRE) -- Tandy Brands Accessories, Inc. (Nasdaq:TBAC) today announced a broad restructuring plan to exit non-core product lines, streamline operations and further reduce operating expenses. The Company expects to realize approximately $4 to $5 million in EBITDA improvement on an annualized basis, beginning in fiscal year 2012.

"We continue to aggressively pursue our turnaround strategy," said Rod McGeachy, President and Chief Executive Officer of Tandy Brands. "Through these restructuring measures, we will sharpen our focus on our most profitable core product categories, simplify our SKU offerings and significantly reduce SG&A expenses associated with exiting non-core product lines."

Key elements of the restructuring include:

  Exiting under-performing, non-core product categories that do not represent strategic components of our branded product portfolio
  Streamlining product development and selling efforts by focusing on our most profitable product categories, including belts, core small leather goods and the gifts business
  Reducing salaried employee headcount by approximately 15%
  Accelerating the recognition of future expenses under legacy infrastructure and contractual obligations

The Company estimates pre-tax charges related to the restructuring will be in the range of $4.5 to $5.5 million, and will include an inventory impairment associated with discontinued product categories, one-time termination benefits due to a reduction in salaried employee headcount, and other charges, all of which the Company plans to recognize in the 2011 fourth quarter.

"We believe these actions will accelerate our turnaround efforts to reach sustained long-term growth and profitability in fiscal 2012," continued Mr. McGeachy. "Tandy Brands is a stable platform with core competencies, and we expect our improved cost structure and strategic operational focus to drive positive overall performance and enhance our competitive position going forward."

About Tandy Brands

Tandy Brands is a leading designer and marketer of branded men's, women's and children's accessories, including belts, gifts and small leather goods. Merchandise is marketed under various national as well as private brand names through all major retail distribution channels.

Safe Harbor Language

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company has based these forward-looking statements on its current expectations about future events, estimates and projections about the industry in which it operates. Forward-looking statements are not guarantees of future performance. Actual results may differ materially from those suggested by these forward-looking statements as a result of a number of known and unknown risks and uncertainties that are difficult to predict, including, without limitation, general economic and business conditions, competition in the accessories and gifts markets, acceptance of the Company's product offerings and designs, issues relating to distribution, the termination or non-renewal of any material licenses, the Company's ability to maintain proper inventory levels, and a significant decrease in business from or loss of any major customers or programs. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission. The forward-looking statements included in this release are made only as of the date hereof. Except as required under federal securities laws and the rules and regulations of the United States Securities and Exchange Commission, the Company does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any forward-looking statements after the distribution of this release, whether as a result of new information, future events, changes in assumptions, or otherwise.

CONTACT: Tandy Brands Accessories, Inc.
         Rod McGeachy
         President and Chief Executive Officer
         214-519-5200

         Halliburton Investor Relations
         Hala Elsherbini
         Senior Vice President
         972-458-8000